EXHIBIT 23.2

Consent of accountant, Schvaneveldt & Co. relating to their Independent Auditors Report incorporated by reference to the July 31, 1997 10-KSB filed with the Securities and Exchange Commission
        ________________________________________________________________
                          CONSENT OF SCHVANEVELDT & CO.


The Board of Directors
CUSTOMER SPORTS, INC.

We consent to incorporation by reference in the registration statement on Form S-8 of Customer Sports, Inc. of our report dated December 8, 1997, relating to the balance sheet of CUSTOMER SPORTS, INC. as of July 31, 1997, and the related statements of operations, changes in stockholders deficit, and cash flows for the year then ended, which report appears in the July 31, 1997 annual report on Form 10-KSB of CUSTOMER SPORTS, INC.

Salt Lake City, Utah
December 29, 1997


                              /s/ Schvaneveldt & Company